                                  Exhibit 23

                      Consent of Coopers & Lybrand L.L.P.

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


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Polymer Group, Inc. on Form S-8 (File No. 333-04969) of our report dated January 12, 1996, except as to information presented in Note 10, for which the date is February 5, 1996, and information presented in Note 11, for which the date is April 17, 1996, on our audit of the consolidated financial statements of Petropar N.A., Corp. and Subsidiary as of December 31, 1995, and for the year then ended, which report is included in this Form 8-K/A (Amendment No. 1).



 /s/ Coopers & Lybrand L.L.P.

Charlotte, N.C.
October 24, 1996

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